Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Thrive Earlier Detection Corp. 2019 Stock Option and Grant Plan, of Exact Sciences Corporation of our reports dated February 28, 2019, with respect to the consolidated financial statements and schedule of Genomic Health, Inc. (the “Company”), included in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2018 filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Redwood City, California
January 5, 2021